Exhibit 99.2

Nuveen Investments, Inc.

OFFERS TO EXCHANGE

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 9.125% SENIOR NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OUTSTANDING 9.125% SENIOR NOTES DUE 2017

$645,000,000 AGGREGATE PRINCIPAL AMOUNT OF 9.5% SENIOR NOTES DUE 2020, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OUTSTANDING 9.5% SENIOR NOTES DUE 2020

            , 2014

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

As described in the enclosed Prospectus, dated                , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”) and Letter of Transmittal (the “Letter of Transmittal”), Nuveen Investments, Inc. (the “Issuer”) and certain domestic subsidiaries of the Issuer (the “Guarantors”) are offering to exchange (the “Exchange Offers” and each an “Exchange Offer”) (i) an aggregate principal amount of up to $500,000,000 of the Issuer’s 9.125% Senior Notes due 2017, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2017 Notes”) for an equal aggregate principal amount of the Issuer’s 9.125% Senior Notes due 2017, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in September 2012 (the “Outstanding 2017 Notes”) and (ii) an aggregate principal amount of up to $645,000,000 of the Issuer’s 9.5% Senior Notes due 2020, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2020 Notes” and, together with the Exchange 2017 notes, the “Exchange Notes”) for an equal aggregate principal amount of the Issuer’s 9. 5% Senior Notes due 2020, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in September 2012 (the “Outstanding 2020 Notes” and, together with the Outstanding 2017 Notes, the “Outstanding Notes”) in denominations of $2,000 and integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the applicable Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to conditions set forth in the enclosed Prospectus. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this Letter of Transmittal, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offers” include the Guarantors’ offers to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Issuer will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of each of the Exchange Offers is subject to certain conditions described in the Prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN NAMES. PLEASE NOTE THAT EACH OF THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON , 2014 (SUCH TIME, WITH RESPECT TO THE APPLICABLE EXCHANGE OFFER, AN “EXPIRATION DATE”) UNLESS THE ISSUER EXTENDS THE APPLICABLE EXCHANGE OFFER.

The Issuer will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offers. The Issuer will pay all transfer taxes, if any, applicable to the tender of Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1. The Prospectus.

2. The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding).

3. A form of Notice of Guaranteed Delivery.

4. A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the client’s instructions regarding the applicable Exchange Offer.

Your prompt action is requested. Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

To participate in either of the Exchange Offers, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of U.S. Bank National Association (the “Exchange Agent”), at the Depository Trust Company, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the applicable Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the applicable Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Additional copies of the enclosed material may be obtained from, and any inquiries you may have with respect to the procedures of either of the Exchange Offers should be addressed to, the Exchange Agent at its address or telephone number set forth on the first page of the Letter of Transmittal.

Very truly yours,

Nuveen Investments, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE APPLICABLE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.